Exhibit 23.1

KPMG LLP

Suite 1400

2323 Ross Avenue

Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-276177) on Form S-3 and (Nos. 333-276759 and 333-238075) on Form S-8 of our report dated March 27, 2025, with respect to the consolidated financial statements of NexPoint Real Estate Finance, Inc.

/s/ KPMG LLP

Dallas, Texas

March 27, 2025